UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

March 4, 2018

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-205310	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3820 American Drive, Suite 300, Plano, Texas 75075
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-203-6717

___________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Not applicable.

(e)

On March 4, 2018, Frank A. Walters, our Secretary and Chief Financial Officer, entered into an Employment Agreement (the “Agreement”) with Sharing Services, Inc., a Nevada corporation (the “Company”).  Pursuant to the terms of the Agreement, Mr. Walters is entitled to receive a base salary of $15,000 per month.  In addition, effective March 4, 2018, the Company shall issue to Mr. Walters options to purchase up to 3,000,000 shares of the Company’s Series A Preferred Stock at a price equivalent to par value, $0.0001 per share, which shall vest immediately.  The foregoing description of the Agreement is a summary only and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

            Description

             Location

1.1

                        Employment Agreement dated March 4,

             Provided herewith

2018 by and between Sharing Services,

Inc. and Frank A. Walters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2018 SHARING SERVICES, INC. By: /s/ John Thatch Name: John Thatch Title: President and Chief Executive Officer